    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 28, 1999


                                                      REGISTRATION NO. 333-87829
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                           BAKER HUGHES INCORPORATED
             (Exact name of registrant as specified in its charter)

             DELAWARE                    3900 ESSEX LANE, SUITE 1200                  76-0207995
     (State of incorporation)             HOUSTON, TEXAS 77027-5177         (I.R.S. Employer Identification
                                               (713) 439-8600                            No.)
                                      (Address, including zip code, and
                                                  telephone
                                       number, including area code, of
                                                registrant's
                                        principal executive offices)

                             ---------------------

                            LAWRENCE O'DONNELL, III
                       VICE PRESIDENT AND GENERAL COUNSEL
                           BAKER HUGHES INCORPORATED
                          3900 ESSEX LANE, SUITE 1200
                           HOUSTON, TEXAS 77027-5177
                                 (713) 439-8600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                             J. DAVID KIRKLAND, JR.
                             BAKER & BOTTS, L.L.P.
                              3000 ONE SHELL PLAZA
                                 910 LOUISIANA
                           HOUSTON, TEXAS 77002-4995
                                 (713) 229-1101

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


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--------------------------------------------------------------------------------

        THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1999


PROSPECTUS

[BAKER HUGHES LOGO]

BAKER HUGHES INCORPORATED
3900 Essex Lane
Suite 1200
Houston, Texas 77027-5177
(713) 439-8600

                                 $1,000,000,000
                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK
                                    WARRANTS

--------------------------------------------------------------------------------

  We will provide the specific terms of the securities in supplements to this prospectus.
You should read this prospectus and any supplement carefully before you invest.

--------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 1999.

                               TABLE OF CONTENTS

About This Prospectus.......................................     2

Where You Can Find More Information.........................     2

Forward-Looking Information.................................     4

About Baker Hughes Incorporated.............................     4

Use of Proceeds.............................................     4

Ratio of Earnings to Fixed Charges..........................     5

Description of Debt Securities..............................     5

Description of Capital Stock................................    14

Description of Warrants.....................................    17

Plan of Distribution........................................    18

Legal Opinions..............................................    20

Experts.....................................................    20

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a "shelf" registration process. Using this process, we may offer the securities described in this prospectus in one or more offerings with a total initial offering price of up to $1,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of that offering. The prospectus supplement and any pricing supplement may also add, update or change the information in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Pacific Exchange, 301 Pine Street, San Francisco, California 94104 or 233 South Beaudry Avenue, Los Angeles, California 90012.

     This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its Web site.

     We are incorporating by reference information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the securities:

     - our annual report on Form 10-K for the year ended December 31, 1998, as amended by our annual report on Form 10-K/A dated July 19, 1999

     - our quarterly report on Form 10-Q for the quarterly period ended March 31, 1999, as amended by our quarterly report on Form 10-Q/A dated July 19, 1999, and our quarterly report on Form 10-Q for the quarterly period ended June 30, 1999

     - our current report on Form 8-K dated May 21, 1999

     You may request a copy of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

    Baker Hughes Incorporated
    3900 Essex Lane
    Houston, Texas 77027-5177
    Attention: Linda J. Smith
               Corporate Secretary
     Telephone: (713) 439-8600

     YOU SHOULD RELY ONLY ON THE INFORMATION WE HAVE PROVIDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANY PERSON (INCLUDING ANY SALESMAN OR BROKER) TO PROVIDE INFORMATION OTHER THAN THAT PROVIDED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS ACCURATE ONLY AS OF THE DATE ON THE FRONT OF THE DOCUMENT AND THAT ANY INFORMATION WE HAVE INCORPORATED BY REFERENCE IS ACCURATE ONLY AS OF THE DATE OF THE DOCUMENT INCORPORATED BY REFERENCE.

                          FORWARD-LOOKING INFORMATION

     This prospectus, including the information we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify our forward-looking statements by the words "anticipate," "believe," "expect," "plan," "intend," "estimate," "project," "budget," "forecast," "will," "could," "should," "may" and similar expressions. We caution you that our actual results may differ materially from those anticipated or projected in our forward-looking statements. Any differences could result from a variety of factors, including the following:

     - prices of and demand for crude oil and natural gas

     - the level of petroleum industry exploration and production activity and expenditures

     - drilling activity

     - the effect of competition

     - world economic conditions

     - weather

     - the legislative environment in the United States and other countries

     - OPEC policy

     - conflict in the Middle East and other major petroleum producing or consuming regions

     - the development of technology that affects overall finding and development costs

     - the condition of the capital and equity markets

                        ABOUT BAKER HUGHES INCORPORATED

     We are a leading supplier of products, services and systems to the worldwide oil and gas industry and a leading supplier of products, services and systems to industries throughout the world that use separation processes in manufacturing and water and wastewater treatment. In August 1998, we completed our acquisition of Western Atlas Inc. Through our eight oilfield service companies, including those acquired as part of Western Atlas, we provide equipment, products and services that our customers use to explore for oil and gas or drill, complete and produce oil and gas wells. Our process equipment company provides equipment and services that our customers use to separate liquids from liquids or liquids from solids in a number of applications, including industrial and municipal water and wastewater treatment and oil, gas, mineral, food, chemical, pharmaceutical, pulp and paper and other industrial, manufacturing or mining processing.

                                USE OF PROCEEDS

     Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include:

     - acquisitions

     - working capital

     - capital expenditures

     - repayment of debt and

     - repurchases and redemptions of securities

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

                       RATIO OF EARNINGS TO FIXED CHARGES

     We have presented in the table below our historical consolidated ratio of earnings to fixed charges for the periods shown.

 SIX MONTHS           YEAR            THREE MONTHS        YEAR ENDED SEPTEMBER 30,
    ENDED             ENDED               ENDED         -----------------------------
JUNE 30, 1999   DECEMBER 31, 1998   DECEMBER 31, 1997   1997    1996    1995    1994
-------------   -----------------   -----------------   -----   -----   -----   -----
    2.19x              --                 5.57x         3.45x   4.30x   3.44x   3.04x

     We have computed the historical ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, earnings consist of income before income taxes and extraordinary items, adjusted for fixed charges, capitalized interest and amortization of capitalized interest. Fixed charges consist of interest expense, capitalized interest and one-third of annual rental expense, which has been deemed to represent the interest factor.

     For the year ended December 31, 1998, earnings were inadequate to cover fixed charges by $500.4 million. During the year ended December 31, 1998, we (1) provided reserves and recorded write-downs reflected in costs of revenues aggregating $305.0 million; (2) recorded selling, general and administrative expenses relating to reserves, accruals and the loss on the sale of assets aggregating $68.7 million; (3) recorded merger-related costs in connection with the Western Atlas merger of $219.1 million; and (4) recognized unusual charges aggregating $215.8 million.

     We had no preferred stock outstanding for any period presented, and accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

                         DESCRIPTION OF DEBT SECURITIES

     The debt securities covered by this prospectus will be our general unsecured obligations. The debt securities will be either senior debt securities or subordinated debt securities. We will issue senior debt securities under an indenture dated as of May 15, 1991 between us and Citibank, N.A., as successor trustee to Morgan Guaranty Trust Company of New York. We will issue subordinated debt securities under an indenture between us and a trustee that we will name in the prospectus supplement. The indenture for the senior debt securities and the indenture for the subordinated debt securities will be substantially identical, except for provisions relating to subordination and covenants. We sometimes call the senior indenture and the subordinated indenture the indentures.

     We have summarized material provisions of the indentures and the debt securities below. This summary is not complete. We have filed the senior indenture and the form of subordinated indenture with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you. Please read "Where You Can Find More Information."

     In this summary description of the debt securities, all references to us mean Baker Hughes Incorporated only, unless we state otherwise or the context clearly indicates otherwise.

RANKING

     The senior debt securities will constitute senior debt and will rank equally with all of our unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a junior position to, the senior debt securities and all of our other senior debt. Neither indenture limits the amount of debt that we may issue under that indenture or the amount of other unsecured debt or securities that we or any of our subsidiaries may issue. We may issue debt securities under either indenture from time to time in one or more series, each in an amount we authorize prior to issuance. Our 5.80% Notes due 2003, 8% Notes due 2004, Liquid Yield Option Notes(TM) due 2008, 6% Notes due 2009, 6 1/4% Notes due 2009 and 6 7/8% Notes due 2029 are outstanding under the senior indenture.

     We currently conduct substantially all our operations through subsidiaries, and substantially all of our operating income and cash flow are generated by our subsidiaries. As a result, distributions or advances from our subsidiaries are the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries' financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings.

     Other than the restrictions in the senior indenture we have described below under "Restrictive Covenants," the indentures and the debt securities do not contain any covenants or other provisions designed to protect holders of the debt securities in the event of a highly leveraged transaction. The indentures and the debt securities also do not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating resulting from a takeover, recapitalization or similar restructuring or otherwise.

TERMS

     The prospectus supplement relating to any series of debt securities we are offering will include specific terms relating to that offering. These terms will include some or all of the following:

     - whether the debt securities are senior or subordinated debt securities

     - the title of the debt securities

     - the total principal amount of the debt securities

     - whether we will issue the debt securities in individual certificates to each holder in registered or bearer form, or in the form of temporary or permanent global securities held by a depository on behalf of holders

     - if we issue the debt securities in the form of bearer securities, any applicable restrictions on those securities and any terms for the exchange of those securities for registered securities

     - the prices at which we will issue the debt securities

     - the date or dates on which the principal of and any premium on the debt securities will be payable

     - any interest rate, the date from which interest will accrue, interest payment dates, record dates for interest payments and the manner of paying interest

     - whether and under what circumstances we will pay any additional amounts on the debt securities

     - the place or places where payments on the debt securities will be payable

     - any optional redemption provisions

     - any sinking fund or other provisions that would obligate us to redeem, purchase or repay debt securities

     - the denominations in which we will issue the debt securities

     - whether payments on the debt securities will be payable in foreign currency or currencies, including composite currencies, whether payments will be payable by reference to any index, and any provisions relating to payment in a form other than that stated in the debt securities

     - the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount

     - any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations

     - any changes or additions to events of default or covenants

     - any restrictions or other provisions relating to the transfer or exchange of debt securities

     - any terms for the conversion or exchange of the debt securities for other securities of us or any other entity

     We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. We will describe in the prospectus supplement any material U.S. federal income tax consequences applicable to those securities.

     If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

SUBORDINATION

     Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt. Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal of, interest on or any premium on the subordinated debt securities if:

     - we fail to pay the principal, interest, premium or any other amounts on any Senior Debt when due or

     - we default in performing any other covenant (a "covenant default") in any Senior Debt that we have designated if the covenant default allows the holders of that Senior Debt to accelerate the maturity of the Senior Debt they hold

     Unless we inform you otherwise in the prospectus supplement, a covenant default will prevent us from paying the subordinated debt securities only for up to 179 days after holders of the Senior Debt give the trustee for the subordinated debt securities notice of the covenant default.

     The subordination does not affect our obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

     The subordinated indenture will not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we became insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

     Unless we inform you otherwise in the prospectus supplement, "Senior Debt" will mean all indebtedness, including guarantees, of Baker Hughes, unless the indebtedness states that it is not senior to the subordinated debt securities or our other junior debt.

RESTRICTIVE COVENANTS

     We have agreed to two principal restrictions on our activities for the benefit of holders of the senior debt securities. Unless waived or amended, the restrictive covenants summarized below will apply to a series of senior debt securities as long as any of those debt securities are outstanding, unless the prospectus supplement for the series states otherwise. We have used in this summary description capitalized terms that we have defined below under "-- Glossary." In this description of the covenants only, all references to us mean Baker Hughes Incorporated and its subsidiaries, unless the context clearly indicates otherwise.

  Limitation on Liens

     We have agreed that we will issue, assume, guarantee or suffer to exist any debt for money borrowed secured by lien upon any of our properties or upon any shares of stock or indebtedness of our subsidiaries only if we secure the senior debt securities equally and ratably with or prior to the debt secured by the lien. This covenant has exceptions that permit:

          (a) liens on any property we acquire, construct or improve after May 15, 1991 that are created within 180 days after the acquisition, the completion of construction or the commencement of commercial operation of the property to secure or provide for the payment of the purchase price of the property or the cost of the construction or improvement; in the case of construction or improvement, the exception permits liens on property previously owned by us only if the property is unimproved real property on which the property being constructed or the improvement is located

          (b) liens on property existing at the time we acquire the property or liens outstanding at the time any corporation becomes a subsidiary, but only to the extent that the lien applies to property either:

           - owned by that corporation at the time it becomes a subsidiary or

           - acquired by that corporation from a third party after the corporation becomes a subsidiary

          (c) intercompany liens

          (d) liens in favor of a governmental entity either:

           - to secure payments under any contract or statute or

           - to secure indebtedness incurred to finance the purchase price or the cost of constructing or improving the property subject to the lien, including liens securing pollution control or industrial revenue bonds or similar indebtedness

          (e) any extensions, renewals or replacements of the above-described liens if both

           - the amount of debt secured by the new lien does not exceed the amount of debt refinanced and

           - the new lien is limited to all or a part of the property, plus any improvements, secured by the original lien

     In addition, without securing the senior debt securities as described above, we may issue, assume or guarantee secured debt that this covenant would otherwise restrict in an aggregate amount that, when added to all of our other secured debt that this covenant would otherwise restrict and to outstanding Attributable Debt for Sale and Lease-Back Transactions, does not exceed a basket equal to 10% of Consolidated Net Worth as of a date within 90 days before the proposed transaction. When calculating this aggregate amount, we exclude from the calculation Attributable Debt for Sale and Lease-Back Transactions the proceeds of which we have used to retire debt as described in clause (b) below under "-- Limitation on Sale and Lease-Back Transactions."

  Limitation on Sale and Lease-Back Transactions

     We have agreed that we will enter into a Sale and Lease-Back Transaction only if one of the following applies:

          (a) we could incur debt in an amount at least equal to the Attributable Debt for that Sale and Lease-Back Transaction and, without violating the "Limitation on Liens" covenant, could secure that debt by a lien on the property to be leased without equally and ratably securing the senior debt securities or

          (b) within 90 days of the effective date of the Sale and Lease-Back Transaction, we apply an amount equal to the net proceeds from the sale of the property so leased to the voluntary retirement of either:

           - senior debt securities or

           - any of our Funded Debt that is not subordinated to the senior debt securities

     This covenant does not apply to any Sale and Lease-Back Transaction entered into in connection with an industrial revenue bond or pollution control financing or any intercompany Sale and Lease-Back Transaction. When calculating the amount of Attributable Debt, we will exclude any Attributable Debt for these Sale and Lease-Back Transactions.

  Glossary

     "Attributable Debt" means the present value of the net rental payments during the remaining term of the lease included in the Sale and Lease-Back Transaction. To determine the present value, we use a discount rate equal to the lease rate implicit in the Sale and Lease-Back Transaction.

     "Consolidated Net Worth" means the amount of total stockholders' equity shown in our most recent consolidated statement of financial position.

     The term "debt" means all indebtedness for borrowed money.

     "Funded Debt" means all debt that matures on or is extendible or renewable to a date more than 12 months after the date of the creation of the debt.

     "Sale and Lease-Back Transaction" means any arrangement with anyone under which we lease for a term of more than three years any property that we have or will sell or transfer to that person. This term excludes leases of property we acquire or place in service within 180 days prior to the arrangement.

     In this description of the covenants only, a subsidiary is a corporation of which we own more than 50% of the outstanding voting stock, either directly or indirectly. Voting stock is stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The indentures generally permit a consolidation or merger between us and another entity. They also permit the sale by us of all or substantially all of our assets. We have agreed, however, that we will consolidate with or merge into any entity or transfer or dispose of all or substantially all of our assets to any entity only if all of the following are satisfied:

          (a) the resulting entity is organized and existing under the laws of any domestic jurisdiction and assumes the due and punctual payments on the debt securities and the performance of our covenants under the indentures

          (b) immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time, would become an event of default, would occur and be continuing

          (c) if as a result of the transaction our property or assets become subject to a lien not permitted by the covenant described above under "Restrictive Covenants -- Limitation on Liens," we or the resulting entity secures the senior debt securities as described in that section

EVENTS OF DEFAULT

     Unless we inform you otherwise in the prospectus supplement, the following events are events of default with respect to a series of debt securities:

     - our failure to pay interest on any debt security of that series for 30 days

     - our failure to pay principal of or any premium on any debt security of that series when due

     - our failure to make any sinking fund payment for any debt security of that series when due

     - our failure to perform any of our other covenants in that indenture, other than a covenant included in the indenture solely for the benefit of another series of debt securities, continued for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities of that series

     - certain events involving bankruptcy, insolvency or reorganization of Baker Hughes Incorporated

     A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee considers it in the interest of the holders of the debt securities to do so.

     If an event of default for any series of debt securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series by notice as provided in the indenture may require us to pay the principal amount of all debt securities of that series immediately. The holders of a majority in principal amount of the outstanding debt securities of that series may in some cases rescind and annul that acceleration.

     A holder of a debt security of any series may pursue any remedy under the indenture only if:

     - the holder has previously given written notice to the trustee of a continuing event of default with respect to that series of debt securities

     - the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in its own name

     - the holder has offered the trustee reasonable indemnity

     - the trustee has failed to act within 60 days after receipt of the notice and indemnity and

     - during that 60-day period, the holders of a majority in principal amount of the outstanding debt securities of that series have given no direction inconsistent with the request

     This provision does not, however, affect the right of a holder of any debt security to sue for the enforcement of any overdue payment.

     In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless those holders have offered to the trustee reasonable indemnity. Subject to this provision for indemnification, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of:

     - conducting any proceeding for any remedy available to the trustee

     - exercising any trust or power conferred on the trustee with respect to the debt securities of that series

     Each indenture requires us to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indenture and as to any default in performance.

DEFEASANCE

     When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. If we deposit with the trustee funds or U.S. government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

     - we will be discharged from our obligations with respect to the debt securities of that series ("legal defeasance and discharge") or

     - we will no longer have any obligation to comply with any restrictive covenants relating to the debt securities of that series, the related events of default will no longer apply to us, but our other obligations under the indenture and the debt securities of that series, including our obligation to make payments on the debt securities, will survive ("covenant defeasance")

     If we elect legal defeasance and discharge of a series of debt securities, the holders of the debt securities of that series will not be entitled to the benefits of the indenture, except for our obligations relating to:

     - temporary debt securities and exchange of those debt securities

     - registration of transfer or exchange of debt securities of that series

     - replacement of stolen, lost or mutilated debt securities of that series

     - maintenance of paying agencies and

     - holding of monies for payment in trust

Holders of debt securities of that series would be entitled to look only to the trust fund for payments on their debt securities until maturity.

     Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes and that the holders would be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance and discharge, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

     Under current United States federal income tax law, legal defeasance and discharge would likely be treated as a taxable exchange of debt securities to be defeased for interests in the defeasance trust. As a consequence, a United States holder would recognize gain or loss equal to the difference between the holder's cost or other tax basis for the debt securities and the value of the holder's interest in the defeasance trust, and thereafter would be required to include in income a share of the income, gain or loss of the defeasance trust. Under current United States federal income tax law, covenant defeasance would not be treated as a taxable exchange of such debt securities.

PAYMENT AND PAYING AGENTS

     Unless we inform you otherwise in the prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the trustee and any paying agents we designate from time to time. We will make all payments by wire transfer for debt securities held in book-entry form. For debt securities not held in book-entry form, we may make, at our option, interest payments by wire transfer or by check mailed to the person entitled to the payment as it appears on the security register and will make principal payments upon surrender of the debt securities at the corporate trust offices of the trustee or a paying agent in New York, New York. We will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

     Unless we inform you otherwise in the prospectus supplement, the corporate trust office of the trustee in New York, New York will be designated as a paying agent for payments on the debt securities. We may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. We will, however, be required to maintain a paying agent in each place of payment for a series of debt securities.

     All monies we pay to a paying agent for payments on any debt security that remain unclaimed for two years after the payments become due and payable will be repaid to us, subject to applicable escheat laws. After repayment to us, the holder of that debt security must look only to us for payment.

MODIFICATION AND WAIVER

     We may modify or amend each indenture if the holders of a majority in principal amount of the outstanding debt securities of all series issued under the indenture affected by the modification or amendment consent to it. Without the consent of each outstanding debt security affected, however, no modification may:

     - change the stated maturity of the principal of or any installment of principal of or interest on any debt security

     - reduce the principal amount of, the interest rate on or the premium payable upon redemption of any debt security

     - change the redemption date for any debt security

     - change our obligation, if any, to pay additional amounts

     - reduce the principal amount of an original discount debt security payable upon acceleration of maturity

     - change the coin or currency in which any debt security or any premium or interest on any debt security is payable

     - change the redemption right of any holder

     - impair the right to institute suit for the enforcement of any payment on any debt security

     - reduce the percentage in principal amount of outstanding debt securities of any series necessary to modify the indenture, to waive compliance with certain provisions of the indenture or to waive certain defaults

     - reduce quorum or voting requirements

     - change our obligation to maintain an office or agency in the places and for the purposes required by the indenture

     - modify any of the above provisions

     We may modify or amend the indenture without the consent of any holders of the debt securities in certain circumstances, including:

     - to provide for the assumption of our obligations under the indenture and the debt securities by a successor upon any merger, consolidation or asset transfer

     - to add covenants and events of default or to surrender any rights we have under the indenture

     - to make any change that does not adversely affect any outstanding debt securities of a series in any material respect

     - to secure the senior debt securities as described above under "Restrictive Covenants -- Limitation on Liens"

     - to provide for successor trustees

     - to cure any ambiguity, omission, defect or inconsistency

     The holders of a majority in principal amount of the outstanding debt securities of any series may waive past defaults under the indenture and compliance by us with our covenants described above under "Restrictive Covenants" with respect to the debt securities of that series only. Those holders may not, however, waive any default in any payment on any debt security of that series or compliance with a provision that cannot be modified or amended without the consent of each holder affected.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

     Unless we inform you otherwise in the prospectus supplement, we will issue the debt securities in registered form, without coupons, in denominations of $1,000 and integral multiples.

     Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

     We will appoint the trustee under each indenture as security registrar for the debt securities issued under that indenture. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

     In the case of any redemption in part, we will not be required:

     - to issue, register the transfer of or exchange debt securities of a series either during a period beginning 15 business days prior to the selection of debt securities of that series for redemption and ending on the close of business on the day of mailing of the relevant notice of redemption or

     - to register the transfer of or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security we are redeeming in part

BOOK-ENTRY DEBT SECURITIES

     We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

REPLACEMENT OF DEBT SECURITIES

     We will replace any mutilated debt security at the holder's expense upon surrender of the debt security to the trustee. We will replace debt securities that become destroyed, stolen or lost at the holder's expense upon delivery to the trustee of the debt security or evidence of destruction, loss or theft satisfactory to us and the trustee. In the case of a destroyed, lost or stolen debt security, we may require an indemnity satisfactory to the trustee and to us at the holder's expense before we issue a replacement debt security.

GOVERNING LAW

     New York law will govern each indenture and the debt securities.

THE TRUSTEES

     Citibank, N.A. is the trustee under the senior indenture. We maintain banking relationships in the ordinary course of business with the senior trustee and its affiliates. We will name the subordinated trustee in the prospectus supplement.

     If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity reasonably satisfactory to it.

     If the trustee becomes one of our creditors, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on certain property received for any claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of:

     - 750,000,000 shares of common stock, par value $1.00 per share

     - 15,000,000 shares of preferred stock, par value $1.00 per share, issuable in series

COMMON STOCK

     Common stockholders are entitled to one vote for each share held on all matters submitted to them. The common stock does not have cumulative voting rights, meaning that the holders of a majority of the shares of common stock voting for the election of directors can elect all the directors if they choose to do so.

     Each share of common stock is entitled to participate equally in dividends as and when declared by our board of directors. The payment of dividends on our common stock may be limited by obligations we may have to holders of any preferred stock.

     If we liquidate or dissolve our business, the holders of common stock will share ratably in the distribution of assets available for distribution to stockholders after creditors are paid and preferred stockholders receive their distributions. The shares of common stock have no preemptive rights and are not convertible, redeemable or assessable or entitled to the benefits of any sinking fund.

     All issued and outstanding shares of common stock are fully paid and nonassessable. Any shares of common stock we offer under this prospectus will be fully paid and nonassessable.

     The common stock is listed on the New York Stock Exchange, the Pacific Exchange and the Swiss Exchange and trades under the symbol "BHI."

PREFERRED STOCK

     Our board of directors can, without action by stockholders, issue one or more series of preferred stock. The board can determine for each series the number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations. In some cases, the issuance of preferred stock could delay or discourage a change in control of us.

     We have summarized material provisions of the preferred stock in this section. This summary is not complete. We will file the form of the preferred stock with the SEC before we issue any of it, and you should read it for provisions that may be important to you.

     The prospectus supplement relating to any series of preferred stock we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

     - the title of the preferred stock

     - the maximum number of shares of the series

     - the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative

     - any liquidation preference

     - any optional redemption provisions

     - any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock

     - any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity

     - any voting rights

     - any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares

     Any shares of preferred stock we issue will be fully paid and nonassessable.

ANTI-TAKEOVER PROVISIONS

     The provisions of Delaware law and our restated certificate of incorporation and by-laws we summarize below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.

  Staggered Board of Directors

     Our board of directors is divided into three classes that are elected for staggered three-year terms. The classification of the board of directors has the effect of requiring at least two annual stockholder meetings, instead of one, to effect a change in control of the board of directors. Holders of a majority of the shares of common stock entitled to vote in the election of directors may remove a director for cause, but stockholders may not remove any director without cause.

  Fair Price Provision

     Our restated certificate of incorporation contains a fair price provision. Mergers, consolidations and other business combinations involving us and a "related person" require the approval of holders of at least 75% of our outstanding voting stock, including at least 66 2/3% of our outstanding voting stock not owned by the related person. Related persons include the holder of 10% or more of our outstanding voting stock and any affiliate of that holder.

     The 66 2/3% voting requirement does not apply, however, if the holders of at least 90% of the outstanding voting stock approve the business combination. In addition, the 75% voting requirement does not apply if either:

     - the related person's acquisition of voting stock or the business combination is approved in advance of that person's becoming a 10% stockholder by not less than 75% of our directors then holding office or

     - the following conditions are met:

      - the transaction is a merger or consolidation proposed to occur within one year and the price to be paid to common stockholders is at least as high as the highest price per share paid by the related person in acquiring any of its shares

      - the consideration to be paid is cash or the same form of consideration paid by the related person to acquire a majority of its shares

      - between the date of the acquisition by the related person of 10% of our outstanding voting stock and the transaction, (a) we have not failed to declare and pay preferred stock dividends nor reduced common stock dividends, except as approved by a majority of unaffiliated directors,
        (b) the related person has not acquired more voting stock and (c) we have provided no benefit to the related person through loans or other financial assistance or through tax credits or other tax advantages and

      - a proxy statement has been mailed to stockholders at least 30 days prior to the closing of the transaction for the purpose of soliciting stockholder approval

  Stockholder Proposals and Director Nominations

     Our stockholders can submit stockholder proposals and nominate candidates for our board of directors if the stockholders follow advance notice procedures described in our by-laws.

     To nominate directors, stockholders must submit a written notice between 120 and 150 days before the first anniversary of the date of our proxy statement for the previous year's annual stockholders' meeting. The notice must include the name and address of the stockholder, the class and number of shares owned by the stockholder, information about the nominee required by the SEC and the written consent of the nominee to serve as a director. Our board of directors may require the nominee to furnish the same information as is required in the stockholders' notice that pertains to the nominee.

     Stockholder proposals must be submitted not less than 120 days before the first anniversary of the date of our proxy statement for the previous year's annual stockholders' meeting. The notice must include a description of the proposal, the reasons for bringing the proposal before the meeting, the name and address of the stockholder, the class and number of shares owned by the stockholder and any material interest of the stockholder in the proposal.

     In each case, if we did not hold an annual meeting in the previous year or if we have changed the date of the annual meeting by more than 30 days from the date contemplated in the previous year's proxy statement, stockholders must submit the notice not later than 10 days after the day we mail notice of or otherwise make public the new date of the annual meeting.

     Director nominations and stockholder proposals that are late or that do not include all required information may be rejected. This could prevent stockholders from bringing certain matters before an annual meeting, including making nominations for directors.

  Delaware Anti-takeover Statute

     We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents us from engaging in a business combination with an "interested stockholder" (generally, a person owning 15% or more of our outstanding voting stock) for three years following the time that person becomes a 15% stockholder unless one of the following is satisfied:

     - before that person became a 15% stockholder, our board of directors approved the transaction in which the stockholder became a 15% stockholder or approved the business combination

     - upon completion of the transaction that resulted in the stockholder's becoming a 15% stockholder, the stockholder owns at least 85% of our voting stock outstanding at the time the transaction began (excluding stock held by directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer) or

     - after the transaction in which that person became a 15% stockholder, the business combination is approved by our board of directors and authorized at a stockholders' meeting by at least two-thirds of the outstanding voting stock not owned by the 15% stockholder

     Under Section 203, these restrictions also do not apply to certain business combinations proposed by a 15% stockholder following the disclosure of an extraordinary transaction with a person who was not a 15% stockholder during the previous three years or who became a 15% stockholder with the approval of a majority of our directors. This exception applies only if the extraordinary transaction is approved or not opposed by a majority of our directors who were directors before any person became a 15% stockholder in the previous three years, or the successors of these directors.

  Other Provisions

     Our restated certificate of incorporation also provides that:

     - stockholders may act only at an annual or special meeting and not by written consent

     - special meetings of stockholders can be called only by our board of directors

     - a 75% vote of the outstanding voting stock is required for the stockholders to amend the by-laws and

     - a 75% vote of the outstanding voting stock is required to amend the restated certificate of incorporation with respect to certain matters, including those described in the first two bullet points above and the 75% voting requirement required for business combinations described under "-- Fair Price Provision"

TRANSFER AGENT AND REGISTRAR

     ChaseMellon Shareholder Services, L.L.C. is our transfer agent and registrar.

                            DESCRIPTION OF WARRANTS

     We may issue warrants to purchase debt securities, common stock, preferred stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

     We have summarized material provisions of the warrants and the warrant agreements below. This summary is not complete. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you.

     The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

     - the title of the warrants

     - the aggregate number of warrants offered

     - the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted

     - the exercise price of the warrants

     - the dates or periods during which the warrants are exercisable

     - the designation and terms of any securities with which the warrants are issued

     - if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable

     - if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated

     - any minimum or maximum amount of warrants that may be exercised at any one time

     - any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants

     Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

MODIFICATIONS

     We may amend the warrant agreements and the warrants without the consent of the holders of the warrants to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding warrants.

     We may also modify or amend certain other terms of the warrant agreements and the warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected. Without the consent of the holders affected, however, no modification or amendment may:

     - shorten the period of time during which the warrants may be exercised or

     - otherwise materially and adversely affect the exercise rights of the holders of the warrants

ENFORCEABILITY OF RIGHTS

     The warrant agent will act solely as our agent. The warrant agent will not have any duty or responsibility if we default under the warrant agreements or the warrant certificates. A warrant holder may, without the consent of the warrant agent, enforce by appropriate legal action on its own behalf the holder's right to exercise the holder's warrants.

                              PLAN OF DISTRIBUTION

     We may sell the offered securities in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers or (c) through agents. The prospectus supplement will include the following information:

     - the terms of the offering

     - the names of any underwriters or agents

     - the purchase price of the securities from us

     - the net proceeds to us from the sale of securities

     - any delayed delivery arrangements

     - any underwriting discounts, commissions and other items constituting underwriters' compensation

     - any initial public offering price

     - any discounts or concessions allowed or reallowed or paid to dealers

     - any commissions paid to agents

SALE THROUGH UNDERWRITERS OR DEALERS

     If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

     If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

DIRECT SALES AND SALES THROUGH AGENTS

     We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

     We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

DELAYED DELIVERY CONTRACTS

     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

GENERAL INFORMATION

     We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

                                 LEGAL OPINIONS

     Lawrence O'Donnell, III, our Vice President and General Counsel, or another of our lawyers, and Baker & Botts, L.L.P., Houston, Texas, our outside counsel, or another of our outside counsel, will issue opinions about the legality of the offered securities for us. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

     Mr. O'Donnell beneficially owns shares of common stock and also has options to purchase shares of common stock. Under our by-laws, we are required to indemnify Mr. O'Donnell to the full extent permitted by Delaware law against any expenses actually and reasonably incurred by him in connection with any action, suit or proceeding in which he is made a party by reason of his being one of our officers, including in connection with rendering professional legal services. We also maintain directors' and officers' liability insurance under which Mr. O'Donnell is insured against certain expenses and liabilities.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the annual report of Baker Hughes Incorporated on Form 10-K for the year ended December 31, 1998, as amended, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for impairment of long-lived assets to be disposed of to conform to Statement of Financial Accounting Standard No. 121), which is incorporated in this prospectus by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth expenses payable by Baker Hughes Incorporated (the "Company") in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except the registration fee.


Registration Fee............................................   $224,543
Printing and Engraving Expenses.............................     30,000
Legal Fees and Expenses.....................................     70,000
Accounting Fees and Expenses................................     35,000
Fees and Expenses of Trustee and Counsel....................      2,000
Rating Agency Fees..........................................    130,000
Miscellaneous Expenses......................................      8,457
                                                               --------
          Total.............................................   $500,000
                                                               ========



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     The Company's Restated Certificate of Incorporation contains a provision that eliminates the personal liability of a director to the Company and its stockholders for monetary damages for breach of his fiduciary duty as a director to the extent currently allowed under the Delaware General Corporation Law. If a director were to breach such duty in performing his duties as a director, neither the Company nor its stockholders could recover monetary damages from the director, and the only course of action available to the Company's stockholders would be equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty. To the extent certain claims against directors are limited to equitable remedies, the provision in the Company's Restated Certificate of Incorporation may reduce the likelihood of derivative litigation and may discourage stockholders or management from initiating litigation against directors for breach of their fiduciary duty. Additionally, equitable remedies may not be effective in many situations. If a stockholder's only remedy is to enjoin the completion of the Board of Directors' action, this remedy would be ineffective if the stockholder does not become aware of a transaction or event until after it has been completed. In such a situation, it is possible that the stockholders and the Company would have no effective remedy against the directors. Under the Company's Restated Certificate of Incorporation, liability for monetary damages remains for (a) any breach of the duty of loyalty to the Company or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) payment of an improper dividend or improper repurchase of the Company's stock under Section 174 of the Delaware General Corporation Law, or
(d) any transaction from which the director derived an improper personal benefit. The Company's Restated Certificate of Incorporation further provides that in the event the Delaware General Corporation Law is amended to allow the further elimination or limitation of the liability of directors, then the liability of the Company's directors shall be limited or eliminated to the fullest extent permitted by the amended Delaware General Corporation Law.

     Under Article III of the Company's By-laws as currently in effect and an indemnification agreement with the Company's officers and directors (the "Indemnification Agreement"), each person who is or was a director or officer of the Company or a subsidiary of the Company, or who serves or served any other enterprise or organization at the request of the Company or a subsidiary of the Company, shall be indemnified by the Company to the full extent permitted by the Delaware General Corporation Law.

     Under such law, to the extent that such person is successful on the merits in defense of a suit or proceeding brought against him by reason of the fact that he is or was a director or officer of the Company, or serves or served any other enterprise or organization at the request of the Company, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection with such action.

     Under such law, if unsuccessful in defense of a third-party civil suit or a criminal suit, or if such suit is settled, such a person shall be indemnified against both (a) expenses, including attorneys' fees, and (b) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

     If unsuccessful in defense of a suit brought by or in the right of the Company, or if such a suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, except that if such person is adjudged to be liable in such a suit for negligence or misconduct in the performance of his duty to the Company, he cannot be made whole for expenses unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses.

     The Indemnification Agreement provides directors and officers with specific contractual assurance that indemnification and advancement of expenses will be available to them regardless of any amendments to or revocation of the indemnification provisions of the Company's By-laws. The Indemnification Agreement provides for indemnification of directors and officers against both stockholder derivative claims and third-party claims. Sections 145(a) and 145(b) of the Delaware General Corporation Law, which grant corporations the power to indemnify directors and officers, specifically authorize lesser indemnification in connection with derivative claims than in connection with third-party claims. The distinction is that Section 145(a), concerning third-party claims, authorizes expenses and judgments and amounts paid in settlement (as is provided in the Indemnification Agreement), but Section 145(b), concerning derivative suits, generally authorizes only indemnification of expenses. However, Section 145(f) expressly provides that the indemnification and advancement of expenses provided by or granted pursuant to the subsections of Section 145 shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement. No Delaware case directly answers the question whether Delaware's public policy would support this aspect of the Indemnification Agreement under the authority of Section 145(f), or would cause its invalidation because it does not conform to the distinctions contained in Sections 145(a) and 145(b).

     Pursuant to the Indemnification Agreement, the Company has agreed to provide, at all times during the two-year period following a "change in control" (as defined in the Indemnification Agreement) of the Company, irrevocable letters of credit in an aggregate amount not less than $25,000,000 for the benefit of the officers and directors of the Company to secure its obligations under the Indemnification Agreement.

     Delaware corporations also are authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. The Company currently has in effect a directors' and officers' liability insurance policy.

ITEM 16. EXHIBITS.*


      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
          4.1            Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Annual Report of the Company on Form
                         10-K for the year ended December 31, 1998 (SEC file no.
                         1-9397) and incorporated herein by reference).
         +4.2            Certificate of Amendment to Restated Certificate of
                         Incorporation of the Company.
          4.3            By-Laws of the Company (filed as Exhibit 3(ii) to the
                         Quarterly Report of the Company on Form 10-Q for the
                         quarterly period ended March 31, 1999 (SEC file no. 1-9397)
                         and incorporated herein by reference).

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
          4.4            Indenture dated as of May 15, 1991 between the Company and
                         Citibank, N.A., as successor trustee to Morgan Guaranty
                         Trust Company of New York (the "Senior Indenture") (filed as
                         Exhibit 4.1 to the Registration Statement of the Company on
                         Form S-3 (Registration No. 33-39520) and incorporated herein by reference).
         +4.5            Form of Indenture relating to subordinated debt securities
                         (the "Subordinated Indenture").
        **5.1            Opinion of Baker & Botts, L.L.P. with respect to legality of securities offered hereby.
        +12.1            Computation of ratio of earnings to fixed charges.
       **23.1            Consent of Deloitte & Touche LLP.
       **23.2            Consent of Baker & Botts, L.L.P. (contained in Exhibit 5.1).
        +24.1            Powers of Attorney.
       **25.1            Statement of Eligibility and Qualification under the Trust
                         Indenture Act of 1939, as amended, of Citibank, N.A., as
                         successor trustee to Morgan Guaranty Trust Company of New
                         York, as trustee under the Senior Indenture, on Form T-1.


---------------

 * The Company will file as an exhibit to a Current Report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants, (iii) any required opinion of counsel to the Company as to certain tax matters relative to securities offered hereby and (iv) the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the trustee under the Subordinated Indenture, on Form T-1.


** Filed herewith.



 + Previously filed.


ITEM 17. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under the Subordinated Indenture to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on October 28, 1999.


                                            BAKER HUGHES INCORPORATED

                                            By: /s/ LAWRENCE O'DONNELL, III
                                              ----------------------------------
                                                   Lawrence O'Donnell, III
                                              Vice President and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----
                          *                               Chairman of the Board,       October 28, 1999
-----------------------------------------------------   President, Chief Executive
                    Max L. Lukens                          Officer and Director
                                                       (principal executive officer)

                          *                                     Senior Vice            October 28, 1999
-----------------------------------------------------    President -- Finance and
                    G. S. Finley                         Administration and Chief
                                                       Financial Officer (principal
                                                         financial and accounting
                                                                 officer)

                          *                                      Director              October 28, 1999
-----------------------------------------------------
              Lester M. Alberthal, Jr.

                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----
                          *                                      Director              October 28, 1999
-----------------------------------------------------
                  Victor G. Beghini

                          *                                      Director              October 28, 1999
-----------------------------------------------------
                   Alton J. Brann

                          *                                      Director              October 28, 1999
-----------------------------------------------------
                   Joseph T. Casey

                                                                 Director              October 28, 1999
-----------------------------------------------------
                  Eunice M. Filter

                          *                                      Director              October 28, 1999
-----------------------------------------------------
                    Joe B. Foster

                          *                                      Director              October 28, 1999
-----------------------------------------------------
                 Claire W. Gargalli

                          *                                      Director              October 28, 1999
-----------------------------------------------------
                  Richard D. Kinder

                          *                                      Director              October 28, 1999
-----------------------------------------------------
                   James F. McCall

                          *                                      Director              October 28, 1999
-----------------------------------------------------
                 H. John Riley, Jr.

                          *                                      Director              October 28, 1999
-----------------------------------------------------
                   John R. Russell

                          *                                      Director              October 28, 1999
-----------------------------------------------------
                  Charles L. Watson

                          *                                      Director              October 28, 1999
-----------------------------------------------------
                 Max P. Watson, Jr.

                     *By: /s/ LAWRENCE O'DONNELL, III
      -----------------------------------------------
                              Lawrence O'Donnell, III
                                     Attorney-in-fact

                               INDEX TO EXHIBITS*


      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
          4.1            Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Annual Report of the Company on Form
                         10-K for the year ended December 31, 1998 (SEC file no.
                         1-9397) and incorporated herein by reference).
         +4.2            Certificate of Amendment to Restated Certificate of
                         Incorporation of the Company.
          4.3            By-Laws of the Company (filed as Exhibit 3(ii) to the
                         Quarterly Report of the Company on Form 10-Q for the
                         quarterly period ended March 31, 1999 (SEC file no. 1-9397)
                         and incorporated herein by reference).
          4.4            Indenture dated as of May 15, 1991 between the Company and
                         Citibank, N.A., as successor trustee to Morgan Guaranty
                         Trust Company of New York (the "Senior Indenture") (filed as
                         Exhibit 4.1 to the Registration Statement of the Company on
                         Form S-3 (Registration No. 33-39520) and incorporated herein by reference).
         +4.5            Form of Indenture relating to subordinated debt securities
                         (the "Subordinated Indenture").
        **5.1            Opinion of Baker & Botts, L.L.P. with respect to legality of securities offered hereby.
        +12.1            Computation of ratio of earnings to fixed charges.
       **23.1            Consent of Deloitte & Touche LLP.
       **23.2            Consent of Baker & Botts, L.L.P. (contained in Exhibit 5.1).
        +24.1            Powers of Attorney.
       **25.1            Statement of Eligibility and Qualification under the Trust
                         Indenture Act of 1939, as amended, of Citibank, N.A., as
                         successor trustee to Morgan Guaranty Trust Company of New
                         York, as trustee under the Senior Indenture, on Form T-1.


---------------

 * The Company will file as an exhibit to a Current Report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants, (iii) any required opinion of counsel to the Company as to certain tax matters relative to securities offered hereby and (iv) the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the trustee under the Subordinated Indenture, on Form T-1.


** Filed herewith.



 + Previously filed.